Exhibit 23(h)(4)

                                  AMENDMENT TO

                            TRANSFER AGENCY AGREEMENT

         This Amendment effective the 21st day of December, 2005 to the Transfer Agency Agreement effective as of the 23rd day of February, 2004 (the "Agreement") by and between Mellon Institutional Funds Investment Trust (the "Trust"), Dreyfus Transfer, Inc. ("Dreyfus") and Mellon Bank, N.A. ("Mellon").

         WHEREAS, the Trust, Dreyfus and Mellon have entered into the Agreement; and

         WHEREAS, pursuant to Article VIII, Section 8 of the Agreement, the Trust and Mellon wish to amend the Agreement add four new Funds to the series, delete one Fund from the series and reflect recent Fund name changes.

         NOW, THEREFORE, the parties hereto agree to amend the Agreement as follows:

         1. To delete Appendix B of the Agreement and substitute it with Appendix B attached hereto.

         2. Except as specifically amended hereby, the Agreement shall remain in full force and effect in accordance with its terms.

         3. Capitalized terms not specifically defined herein shall have the same meaning ascribed to them under the Agreement.

         4. The Trust, Dreyfus and Mellon hereby each represent and warrant to the other that it has full authority to enter into this Amendment upon the terms and conditions hereof and that the individual executing this Amendment on its behalf has the requisite authority to bind the Trust, Dreyfus or Mellon to this Amendment.

         IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date set forth above.


                           MELLON INSTITUTIONAL FUNDS INVESTMENT TRUST

                           By:      /s/ BARBARA A. MCCANN
                                    ---------------------
                           Name:    Barbara A. McCann
                           Title:   Secretary and Vice President

                           DREYFUS TRANSFER, INC.

                           By:      /s/ PATRICK SYNAN
                                    -----------------
                           Name:    Patrick Synan
                           Title:   Vice President

                           MELLON BANK, N.A.

                           By:      /s/ CANDICE WALKER
                                    ------------------
                           Name:    Candice Walker
                           Title:   Vice President

                   MELLON INSTITUTIONAL FUNDS INVESTMENT TRUST

                            TRANSFER AGENCY AGREEMENT

                                   APPENDIX B
                              (Effective 12/21/05)

         I, Barbara A. McCann, Secretary of MELLON INSTITUTIONAL FUNDS INVESTMENT TRUST, a business trust organized and existing under the laws of The Commonwealth of Massachusetts (the "Trust"), do hereby certify that the only classes of shares of the series issued and/or authorized by the Trust as of the date of this Transfer Agency Agreement are shares of beneficial interest, $.01 par value, as follows:

         MELLON INSTITUTIONAL FUNDS INVESTMENT TRUST

              Mellon Equity Large Cap Growth Fund
              Mellon Institutional Market Neutral Fund
              Newton International Equity Fund

              The Boston Company International Core Equity Fund
              The Boston Company International Small Cap Fund
              The Boston Company International Small Cap Value Fund
              The Boston Company Large Cap Core Fund
              The Boston Company Small Cap Growth Fund
              The Boston Company Small/Mid Cap Equity Fund (formerly The Boston
                       Company Small Capitalization Equity Fund)
              The Boston Company Small Cap Value Fund
              The Boston Company Tax Sensitive Small Cap Equity Fund
              The Boston Company World ex-US Value Fund (formerly The Boston
                       Company International Value Opportunities Fund)

              Standish Mellon Intermediate Tax Exempt Bond Fund
              Standish Mellon International Fixed Income Fund
              Standish Mellon International Fixed Income Fund II
              Standish Mellon Investment Grade Bond Fund
              Standish Mellon Fixed Income Fund
              Standish Mellon Global Fixed Income Fund
              Standish Mellon High Yield Bond Fund
              Standish Mellon Emerging Market Debt Fund (formerly Standish
                       Mellon Opportunistic Emerging Market Debt Fund)
              Standish Mellon Opportunistic High Yield Fund
              Standish Mellon Massachusetts Intermediate Tax Exempt Bond Fund Standish Mellon Enhanced Yield Fund (formerly Standish Mellon
                       Short-Term Asset Reserve Fund)

                                                   /s/ BARBARA A. MCCANN
                                                   ---------------------
                                                   Barbara A. McCann
                                                   Secretary and Vice President